UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

GSP-2, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27195	27-3120288
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Gongzhuling State Agriculture Science &Technology Park Location of 998 kilometers, Line 102 Gongzhuling city, Jilin province, China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 4346278415

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Yushan Wei as Chief Financial Officer

On July 15, 2011, Yushan Wei, President, Chief Executive Officer and Chief Financial Officer of GSP-2, Inc. (the “Company”), notified the Company of his resignation as the Company’s Chief Financial Officer, effective as of July 18, 2011.  Mr. Wei will continue in his capacity as the Company’s President and Chief Executive Officer until his successor, if any, is appointed.

Appointment of Yuejun Li as Chief Financial Officer

On July 15, 2011, the Company appointed Yuejun Li as its new Chief Financial Officer, effective as of July 18, 2011.

Mr. Li, age 43, has been the Chief Financial Officer of Jilin Hengchang Agriculture Development Co., Ltd., a variable interest entity of the Company.  From June 2008 to April 2009, Mr. Li worked as an auditor performing internal audit work for Jilin Qingda Petroleum Corporation.  From July 1990 to May 2008, Mr. Li was employed by Jilin Vegetable Oil Co. Ltd. (a group company of Jilin Grain Group Co. Ltd.) - Guojiadian Vegetable Oil Factory performing various accounting and finance work, including serving as Director of Finance and Chief Financial Officer.  Mr. Li has over 20 years of experiences in corporate accounting and finance with extensive knowledge in financial analysis and management and tax regulations in China. Mr. Li graduated in 1990 from Northeast Normal University Department of Physics with a Certificate of Graduation in Physics. Mr. Li also completed the executive training program in Accounting and Finance at Beijing Business Management College for financial accounting.

Mr. Li and the Company currently do not have a formal, written employment agreement in place.  Mr. Li will receive an annual salary of approximately $7,400.

Election of Directors

On July 15, 2011, the Board of Directors of the Company increased the number of directors of the Company to four and elected Changhua Li, Megan Penick and Dore Perler to serve as members of the Company’s Board of Directors, effective immediately, until their respective successors have been elected.  The following sets forth certain biographical and other information with respect to the newly elected directors.

Ms. Li, age 63, has been a corn seed breeding consultant since 2001, serving a number of companies including Siping Corn Test Station of Shandong Denghai Seeds Co. Ltd., Gongzhuling Seeds Breeding Station of Inner Mongolia Daming Seed Co. Ltd., and Jilin Defeng Seeds Co. Ltd.  Prior to 2001, Ms. Li was in charge of corn seed breeding at the Institute of Corn Breeding of Jiling Province Siping City Academy of Agricultural Sciences since 1973.  Ms. Li has received numerous awards throughout her career including Jilin Province First-Time Provincial Outstanding Expert in 1998, National Super Contribution Young Expert in 1996, Jilin Super Talent from Jilin Provincial Governor in 1993, the political subsidy from the Central People’s Government of the People’s Republic of China in 1992, Jilin Province Labor Model, Siping City Super Labor Model in 1989, and Sanba Hongqishou and Jilin Province Women Model in 1985. In 1997, she was also engaged as an expert of China Agricultural Expert Consultation Group. During her career, Ms. Li has developed four seed breeds which received PRC National Approval: Sidan No.8, Sidan No.16, Sidan No.12, Sidan No. 19. She also developed nine seed breeds that received Jilin province Provincial Approval: Simi No.4, Sidan No.18, Huangmo, Sidan No. 78, Simi No. 21, Simi No. 25, Pingzao No.2, Daming 420 and etc. Among them, two breeds, Sidan No.8 and Sidan No 19 have been planted over ten million acres of farmland, and four breeds, Huangmo, Simi No. 16, Simi No.21 and Simi No. 25 have been planted over one million acres of farmland every year. Ms. Li graduated from Jilin Agricultural University Agriculture Department with a bachelor’s degree.  The Company believes that Ms. Li’s knowledge of, and experience with, corn seed breeding will provide the Board of Directors with insight into the Company’s business, challenges, opportunities and operations.

Ms. Penick, age 38, is the owner of Penick & Associates LLC, a law firm focused on corporate and securities law, which she formed in May 2009.  Prior to establishing her own firm, Ms. Penick was a corporate and securities associate at Pryor Cashman, LLP, New York, from April 2006 to May 2009, a legal consultant at Goldman Sachs’ Hedge Fund Strategies Group from October 2005 to April 2006, and general counsel at Global Holding & Investment Co., LLC, a financial services company, from April 2004 to October 2005. Ms. Penick was also a director of Cleantech Solutions International, Inc. (formerly known as China Wind System, Inc.) (NASDAQ: CLNT), a manufacturer and seller of high-precision forged rolled rings for the wind power and other industries and  textile dyeing and finishing machines, from August 2009 until June 2011. She received a B.A. degree from the University of Iowa and a J.D. from New York Law School, and is licensed to practice law in New Jersey, New York, Connecticut, and Washington, D.C.  The Company believes that Ms. Penick’s experience in working with public companies and her work with Chinese companies is important to the Company in strengthening its internal controls and related corporate governance matters and will benefit the Board of Directors.

Mr. Perler, age 51, has been the President and Chief Executive Officer of Pearl Group Advisors, Inc., an international representative and advisory firm working with publicly traded companies, since January 2009.  Mr. Perler served as the Chief Executive Officer, President and Chairman of the Board of Directors for China America Holdings, Inc. (formerly known as Sense Holdings, Inc.) (OTCBB: CAAH), a publicly traded diversified global holding company with operations in the U.S. and China, from July 1998 to January 2009.  Mr. Perler also served as a director and as Secretary for China America Holdings, Inc. from February 2009 to December 2009.  Mr. Perler currently serves as President for Big Tree Toys, Inc., a Chinese toy manufacturer.  From 1996 to 1998, Mr. Perler was Vice President of Sales for Ansel Communications, a manufacturer of network interfaces and servers, hubs, and LAN workstations, and from 1993 to 1996 Vice President of Sales for LatinRep Associates/LatinChannels, Inc., a manufacturer’s representative organization, where he assisted in the development of the company’s organizational infrastructure, designed business processes and operating procedures, planned and executed strategies  and created and implemented marketing and business development campaigns.  The Company believes that Mr. Perler’s extensive high level experience in international sales and marketing, operations, mergers/acquisitions, and cross border investments, his knowledge and experience in corporate governance matters pertaining to public companies will be beneficial to the Company and add to the strength of its Board of Directors.

Each of Ms. Li, Ms. Penick and Mr. Perler entered into separate letter agreements with the Company setting forth the terms of service as members of the Company’s Board of Directors.  The letter agreements provide that each of the newly appointed directors shall receive an annual fee of $25,000, of which $15,000 shall be payable on a quarterly basis on November 15, February 15, May 15 and August 15 and $10,000 of which shall be payable in the Company’s common stock in the event the Company consummates an offering of its securities.  The letter agreements provide that compensation for subsequent years shall be determined by the Company’s Board of Directors or the compensation committee thereof, as applicable, provided that the compensation for any year shall not be less than the compensation for the prior year.   The letter agreements also provide that the directors shall be reimbursed for all reasonable travel, lodging and related expenses incurred in connection with travel required by the Company in connection with the performance services as a director.

The description of the terms of the director letter agreements set forth herein is qualified in its entirety by the letter agreements, which are attached hereto as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Compensatory Arrangements of Certain Officers

Director Agreement with Yushan Wei

On July 15, 2011, the Company and Yushan Wei entered into a letter agreement setting forth the terms of Mr. Wei’s service as the Chairman of the Company’s Board of Directors.  The letter agreement provides that Mr. Wei shall receive an annual fee of $25,000, of which $15,000 shall be payable on a quarterly basis on November 15, February 15, May 15 and August 15 and $10,000 of which shall be payable in the Company’s common stock in the event the Company consummates an offering of its securities.  The letter agreement provides that compensation for subsequent years shall be determined by the Company’s Board of Directors or the compensation committee thereof, as applicable, provided that the compensation for any year shall not be less than the compensation for the immediately prior year.  The letter agreement also provides that Mr. Wei shall be reimbursed for all reasonable travel, lodging and related expenses incurred in connection with travel required by the Company in connection with the performance services as a director.

The description of the terms of the letter agreement set forth herein is qualified in its entirety by the letter agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Employment Agreement with Yushan Wei

On July 15, 2011, the Company and Yushan Wei entered into an employment agreement pursuant to which Mr. Wei will serve as the Company’s President and Chief Executive Officer.  Mr. Wei has served as the Company’s President, Chief Executive Officer and Chief Financial Officer since February 12, 2011, but no formal employment arrangement had been entered into prior to the date of agreement.  The initial term of employment under the agreement commenced as of July 16, 2011 and will continue for a period of three years.  After the initial term, the term of employment under the agreement shall automatically be extended for successive one year terms, unless either party provides 90 days written notice to the other that it does not wish to extend the employment term.

The agreement provides for an annual base salary of $160,000, which Mr. Wei may elect to receive in shares of the Company’s common stock.  In addition to base salary, the agreement provides that Mr. Wei shall be eligible to receive performance bonuses from time to time in the discretion of the Company’s Board of Directors.  The agreement also provides that Mr. Wei will be entitled to all benefits of employment made available to employees of the Company during the employment term.  In addition, the agreement provides that Mr. Wei shall receive $46,666 for services rendered to the Company as an officer prior to the commencement date of the initial term of the agreement.

The Company may terminate the agreement at any time for “cause” in the event that Mr. Wei (i) commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) commits a material breach of any restrictive covenant of the agreement that is not cured within 20 days after written notice of such breach from the Company to Mr. Wei; (iv) willfully refuses to implement or follow a reasonable and lawful policy or directive of the Company that is not cured within 20 days after written notice of such occurrence from the Company to Mr. Wei.  In the event of a termination of the agreement by the Company for cause, the agreement provides that Mr. Wei will receive compensation to which is entitled through the date of termination and that following such termination, the Company’s obligations under the agreement shall cease immediately.

The agreement provides that, except in the case of termination of the agreement for cause or due to Mr. Wei’s death or disability, Mr. Wei shall be eligible to receive an amount equal to 90 days of his then-current base salary.

The agreement also provides that Mr. Wei may voluntarily terminate his employment with the Company upon 90 days written notice to the Company, in which case the Company may specify a termination date prior to the end of such 90 day period.  The agreement provides that Mr. Wei will receive compensation to which he is entitled through the date of such termination.

The agreement contains customary confidentiality provisions and provides that Mr. Wei will be subject to noncompetition and nonsolicitation covenants for a period of two years following the termination of his employment. The agreement also contains a mandatory arbitration provision.

The description of the terms of the letter agreement set forth herein is qualified in its entirety by the letter agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Employment Agreement with Yufeng Wei

On July 15, 2011, the Company and Yufeng Wei, the Company’s Chief Operating Officer, entered into an employment agreement.  Mr. Wei has served as the Company’s Chief Operating Officer since February 12, 2011, but no formal employment arrangement had been entered into prior to the date of the agreement.  The initial term of employment under the agreement commenced as of July 16, 2011 and will continue for a period of three years.  After the initial term, the term of employment under the agreement shall automatically be extended for successive one year terms, unless either party provides 90 days written notice to the other that it does not wish to extend the employment term.

The agreement provides for an annual base salary of $100,000, which Mr. Wei may elect to receive in shares of the Company’s common stock.  In addition to base salary, the agreement provides that Mr. Wei shall be eligible to receive performance bonuses from time to time in the discretion of the Company’s Board of Directors.  The agreement also provides that Mr. Wei will be entitled to all benefits of employment made available to employees of the Company during the employment term.  In addition, the agreement provides that Mr. Wei shall receive $29,166 for services rendered to the Company as an officer prior to the commencement date of the initial term of the agreement.

The Company may terminate the agreement at any time for “cause” in the event that Mr. Wei (i) commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) commits a material breach of any restrictive covenant of the agreement that is not cured within 20 days after written notice of such breach from the Company to Mr. Wei; (iv) willfully refuses to implement or follow a reasonable and lawful policy or directive of the Company that is not cured within 20 days after written notice of such occurrence from the Company to Mr. Wei.  In the event of a termination of the agreement by the Company for cause, the agreement provides that Mr. Wei will receive compensation to which is entitled through the date of termination and that following such termination, the Company’s obligations under the agreement shall cease immediately.

The agreement provides that, except in the case of termination of the agreement for cause or due to Mr. Wei’s death or disability, Mr. Wei shall be eligible to receive an amount equal to 90 days of his then-current base salary.

The agreement also provides that Mr. Wei may voluntarily terminate his employment with the Company upon 90 days written notice to the Company, in which case the Company may specify a termination date prior to the end of such 90 day period.  The agreement provides that Mr. Wei will receive compensation to which he is entitled through the date of such termination.

The agreement contains customary confidentiality provisions and provides that Mr. Wei will be subject to noncompetition and nonsolicitation covenants for a period of two years following the termination of his employment. The agreement also contains a mandatory arbitration provision.

The description of the terms of the agreement set forth herein is qualified in its entirety by the agreement, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Letter Agreement between the Company and Changhua Li
10.2	Letter Agreement between the Company and Megan Penick
10.3	Letter Agreement between the Company and Dore Perler
10.4	Letter Agreement between the Company and Yushan Wei
10.5	Employment Agreement between the Company and Yushan Wei
10.6	Employment Agreement between the Company and Yufeng Wei

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2011	GSP-2, INC.

	By:	/s/ Yushan Wei
Yushan Wei
President and Chief Executive Officer